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                                                                    EXHIBIT 10.3

                                NEUROMETRIX, INC.

                               AMENDEDAND RESTATED
                           1998 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE AND DURATION

     1.1 PURPOSES. The purposes of the NeuroMetrix, Inc., 1998 Equity Incentive Plan are to attract, retain and motivate employees and consultants of the Company, its Parent (if any), and any present or future Subsidiaries and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

     1.2 EFFECTIVE DATE. The Plan is effective as of the date of its adoption by the Board.

     1.3 EXPIRATION DATE. The Plan shall expire one day less than ten (10) years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

SECTION 2.  DEFINITIONS

     As used in the Plan, the following capitalized words shall have the meanings indicated:

     "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Performance Shares, Restricted Stock or Stock Units.

     "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee of the Board appointed by the Board to administer the Plan in accordance with SECTION 3.1.

     "Company" means NeuroMetrix, Inc., a Massachusetts corporation, or any successor thereto.

     "Director" means any individual who is a member of the Board.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to a Share, the fair market thereof as of the relevant date of determination, as determined in accordance with a valuation methodology

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approved by the Board in good faith but in no event less than, in the case of newly issued stock, the par value per Share; provided that if the Board does not adopt or employ any such valuation methodology and Shares are traded on an exchange or quoted on The Nasdaq National Market, fair market value shall mean, on the relevant date of determination, the closing price of a Share traded on the principal exchange for the Shares or, if the Shares are so traded, the closing or last price quoted on The Nasdaq National Market.

     "Grant Date" means the effective date of an Award as specified by the Board and set forth in the applicable Award Agreement.

     "Incentive Stock Option" or "ISO" means an option to purchase Shares awarded to a Participant under SECTION 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

     "Nonqualified Stock Option" or "NQO" means an option to purchase Shares awarded to a Participant under SECTION 6 of the Plan that is not intended to be an ISO.

     "Option" means an ISO or an NQO.

     "Parent" means a "parent corporation" as that term is defined in Section 424 of the Code.

     "Participant" means an individual who has been selected by the Board to receive an Award under the Plan.

     "Performance Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

     "Performance Share" means a Share awarded to a Participant under SECTION 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals.

     "Plan" means the NeuroMetrix, Inc., 1998 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with
SECTION 12.

     "Restricted Period" means the period of time selected by the Board during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

     "Restricted Stock" means Shares awarded to a Participant under SECTION 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero) upon the Participant's termination of employment.

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     "SAR" or "Stock Appreciation Right" means an Award that is designated as an
SAR pursuant to SECTION 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

     Securities Act" means the Securities Act of 1933, as amended.

     "Shares" means shares of the Company's common stock, no par value per share.

     "Subsidiary" means a "subsidiary corporation" as that term is defined in
Section 424 of the Code.

SECTION 3.  ADMINISTRATION OF THE PLAN

     3.1 THE BOARD. The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Committee, in which event all references in the Plan to the Board (except references in SECTION 12.1) shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two (2) Directors.

     3.2 AUTHORITY OF THE BOARD. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Board's decisions and interpretations shall be final and binding.

SECTION 4.  ELIGIBILITY OF PARTICIPANTS

     The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, its Parent (if any), and any Subsidiaries, and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries. Directors, including directors who are not employees, of the Company, its Parent (if any), and any Subsidiaries shall be eligible to receive Awards under the Plan.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

     5.1 NUMBER OF SHARES. Awards may be made under the Plan for up to one hundred percent (100%) of the Shares outstanding from time to time, of which up to five hundred fifteen thousand (515,000) Shares may be ISOs. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

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     5.2 LAPSED, FORFEITED OR EXPIRED AWARDS. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan.

SECTION 6.  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Board may award Options and determine the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Board may grant ISOs, NQOs or a combination thereof.

     6.2 EXERCISE PRICE. Subject to the provisions of this SECTION 6, the exercise price for each Option shall be determined by the Board in its sole discretion.

     6.3 RESTRICTIONS ON OPTION TRANSFERABILITY AND EXERCISABILITY. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Board may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as the Board shall determine.

     6.4 CERTAIN ADDITIONAL PROVISIONS FOR INCENTIVE STOCK OPTIONS

          6.4.1 EXERCISE PRICE. In the case of an ISO, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date of the Shares subject to the Option.

          6.4.2 EXERCISABILITY. Subject to SECTION 11.3 and SECTION 11.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

          6.4.3 ELIGIBILITY. ISOs may be granted only to persons who are employees of the Company, its Parent (if any) or any Subsidiaries on the Grant Date.

          6.4.4 EXPIRATION. No ISO may be exercised after the expiration of one day less than ten (10) years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant

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pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised after the expiration of one day less than five (5) years from the Grant Date.

          6.4.5 COMPLIANCE WITH SECTION 422 OF THE CODE. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

          6.4.6 NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each Participant who receives an ISO agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two (2) years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one (1) year after the Participant acquired the Shares by exercising the ISO.

          6.4.7 SUBSTITUTE OPTIONS. Notwithstanding the provisions of SECTION 6.4.1, in the event that the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company, its Parent (if any) or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

     6.5 NQO PRESUMPTION. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreements.

SECTION 7.  GRANT OF STOCK APPRECIATION RIGHTS

     Subject to the terms and provisions of the Plan, the Board may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

SECTION 8.  PERFORMANCE SHARES

     8.1 GRANT OF PERFORMANCE SHARES. The Board may award Performance Shares to Participants and determine the performance goals applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. The payment value of each Performance Share shall be equal to the Fair Market Value of one Share on the date the Performance Share is earned or, in the discretion of the Board, on the date the Board determines that the Performance Share has been earned.

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     8.2 ADJUSTMENT OF PERFORMANCE GOALS. Except as provided in an Award, during any Performance Cycle, the Board may adjust the performance goals for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Board shall determine.

     8.3 WRITTEN CERTIFICATION. As soon as practical after the end of a Performance Cycle, the Board shall certify in writing the extent to which the performance goals applicable to each Participant for the Performance Cycle were achieved or exceeded and the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals.

SECTION 9.  RESTRICTED STOCK

     9.1 GRANT OF RESTRICTED STOCK. The Board may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

     9.2 TRANSFERABILITY. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period.

     9.3 EVIDENCE OF AWARD. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     9.4 SHAREHOLDER RIGHTS. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

SECTION 10. GRANT OF OTHER AWARDS

     The Board shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Board determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Board that are unrelated to the

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value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS

     11.1 LEGAL AND REGULATORY MATTERS. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange, and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

     11.2 WRITTEN AWARD AGREEMENT. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Board and delivered or made available to the Participant as soon as practicable following the Grant Date. Where the Award is an Option Award, the Award Agreement shall specify whether the Option is intended to be an ISO or a NQO.

     11.3 DETERMINATION OF RESTRICTIONS ON THE AWARD. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and
(iii) the date on which any Option or SAR first becomes exercisable.

     11.4 MERGERS, ETC. Notwithstanding any other provision of the Plan, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets, then if the Board so determines, all outstanding Awards shall terminate, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make all outstanding Awards exercisable immediately prior to the consummation of such merger, consolidation or sale of assets, (ii) approve the automatic vesting of all unvested and outstanding Awards, or (iii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to Participants replacement Awards, which Awards in the case of ISOs shall satisfy, in the discretion of the Board, the requirements of Section 424(a) of the Code.

     11.5 TERMINATION OF EMPLOYMENT. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from its Parent (if any) or from a Subsidiary, or from the Company to its Parent

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(if any) or to a Subsidiary, or from one Subsidiary to another, or from the
Company's Parent (if any) to a Subsidiary, or from a Subsidiary to the Company's Parent (if any); or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary or Parent (if any) shall be deemed to have terminated their employment on the date on which such Subsidiary or Parent ceases to be a Subsidiary or Parent of the Company, as the case may be.

     11.6 DATE OF AND EFFECT OF TERMINATION OF EMPLOYMENT. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Board. The Board shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

     11.7 GRANT OF AWARDS. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     11.8 SETTLEMENT OF AWARDS. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board shall determine.

     11.9 WITHHOLDING REQUIREMENTS AND ARRANGEMENTS. The Participant shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     11.10 NO EFFECT ON EMPLOYMENT. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

     11.11 NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

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     11.12 ADJUSTMENTS. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

          11.12.1 STOCK SPLITS AND RECAPITALIZATIONS. In the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in SECTION 11.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, then each Participant upon exercising an Award (for the purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

          11.12.2 RESTRICTED STOCK. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in SECTION 11.12.1 or a stock dividend described in SECTION 11.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

          11.12.3 BOARD DETERMINATION. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to SECTION 11.12.1 with respect to ISOs, unless (i) the Board, after consulting with counsel for the Company, determines that such adjustments would not constitute a modification, "extension" or "renewal" of such ISOs as such terms are defined in Section 424 of the Code, (ii) would not cause any adverse tax consequences for the holders of such ISOs, or (iii) the holders of such ISOs consent to the adjustment.

          11.12.4 FRACTIONAL SHARES. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

          11.12.5 RECAPITALIZATION. The Board may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

          11.12.6 FURTHER ADJUSTMENT. Upon the happening of any of the events described in SECTIONS 11.12.1 or 11.12.5, the class and aggregate number of Shares set forth in SECTIONS 5.1 and 5.3 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such

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Sections. The Board shall determine the specific adjustments to be made under this SECTION 11.12.6.

     11.13 LOCK-UP" AND MARKET STANDSTILL. In the event the Company proposes an initial public offering of any of its equity securities pursuant to a registration statement under the Securities Act (whether for its own account or the account of others,) and (1) if requested in writing by the Company and an underwriter of the proposed offering of common stock or other securities of the Company; and (2) if all other "affiliates" and all five percent (5%) stockholders, directors, officers and other key management personnel similarly situated are requested by the Company and such underwriter to sign, and actually do sign, any "Lock-Up Agreement" (each a "Lock-Up Agreement" and collectively, the "Lock-Up Agreements"), a Participant shall agree to a restriction whereby he or she shall not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in open market transactions, any Shares or other equity securities of the Company held by such Participant during whatever time period is requested by the Company and the underwriter for restrictions on trading or transfer (the "Lock-Up Period") following the effective date of the registration statement of the Company filed under the Securities Act. Such agreements shall be in writing and in form and substance pursuant to customary and prevailing terms and conditions for such Lock-Up Agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-Up Period. Such Lock-Up Period shall not exceed 180 days in length.

SECTION 12.  AMENDMENT AND TERMINATION

     12.1 AMENDMENT, SUSPENSION, TERMINATION OF THE PLAN. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; provided, further, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

     12.2 AMENDMENT, SUSPENSION, TERMINATION OF AN AWARD. The Board may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 13.  LEGAL CONSTRUCTION

     13.1 CAPTIONS. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

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     13.2 SEVERABILITY. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 GOVERNING LAW. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts.

Approved by Board:  February 15, 2001

Approved by Stockholders:  February 23, 2001

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